UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2015

EQUITY COMMONWEALTH

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 600, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 17, 2015, Equity Commonwealth (the “Company”) entered into a Settlement and Release Agreement (the “Settlement Agreement”) with the Estate of A. Bruce Chashin, the Dr. Hila Louise Chashin-Simon Foundation, Inc., and Donovan Spamer (collectively, the “Plaintiffs-in-Interest”), to resolve the previously disclosed action Chashin v. REIT Management & Research LLC, Case No. 12472-DJC  (the “Chashin Action”), filed individually and derivatively on behalf of the Company, as the nominal defendant, against certain of the Company’s former officers and trustees.

As previously disclosed, in the Chashin Action, claims were asserted against the defendants for breach of fiduciary duty, waste of corporate assets, and abuse of a position of control. The Company filed a demand for arbitration for the Chashin Action, which arbitration remained outstanding as of the date of the Settlement Agreement (the “Chashin Arbitration”). The parties have now agreed to settle the claims and withdraw the Chashin Arbitration.

The Settlement Agreement provides that the Plaintiffs-in-Interest will dismiss with prejudice all of the counterclaims in the Chashin Arbitration with respect to the Plaintiffs-in-Interest only. The Company has agreed to pay $75,000 to the Plaintiffs-in-Interest’s counsel for a portion of the costs and expenses incurred in connection with the Chashin Action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH
	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and Secretary

Date: August 17, 2015